CITIZENS & NORTHERN CORPORATION – FORM 10-Q

EXHIBIT 10.1

CITIZENS & NORTHERN CORPORATION
RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) dated as of March 5, 2010 (the "Date of Grant"), is delivered by Citizens & Northern Corporation, a Pennsylvania corporation (the "Company"), to Charles H. Updegraff, Jr., (the "Grantee"), who is an employee of the Company or one of its subsidiaries.

WITNESSETH:

WHEREAS, the Board of Directors of the Company believes it to be in the best interests of the Company and its shareholders to take action to promote workforce stability, to reward performance and otherwise align the Grantee’s interest with those of the Company; and

WHEREAS, the Grantee has been designated by the Company to receive a grant of restricted stock on the Date of Grant specified above, in accordance with the terms and conditions set forth herein; and

WHEREAS, the Restricted Stock Grant evidenced hereby is intended to comply with the U.S. Department of the Treasury rules with respect to TARP standards for compensation and corporate governance (31 CFR Part 30) to the extent that such rules are applicable to the Company at the relevant time for purposes of this Agreement.  Such Department of the Treasury rules are sometimes referred to in this Agreement as the “TARP Rules”.

NOW, THEREFORE, the Company intending to be legally bound, hereby agrees as follows:

1.
GRANT OF RESTRICTED STOCK.  A restricted stock grant (“Restricted Stock Grant”) of 9,125 shares (“Restricted Shares”) of Company Stock is hereby granted by the Company to the Grantee subject to the following terms and conditions.

2.
SERVICE REQUIREMENT.  Grantee will fail to meet the service requirement for the Restricted Stock Grant (within the meaning of such requirement as set forth in paragraph 4 of the definition of “long-term restricted stock” in §30.1 of the TARP Rules) in the event that Grantee does not continue performing substantial services for the Company for at least two years from the Date of Grant, other than due to Grantee’s death or disability, or a change in control event (as defined in the TARP Rules) with respect to the Company before the second anniversary of the Date of Grant.  Upon failure by Grantee to meet the service requirement set forth above, all then outstanding Restricted Shares granted hereunder will be forfeited by Grantee to the Company and cancelled without payment of any consideration by the Company.

3.
TRANSFER RESTRICTIONS.  Notwithstanding the satisfaction of the service requirement set forth in Section 2, none of the Restricted Shares shall be sold, assigned, pledged or otherwise transferred or disposed of, voluntarily or involuntarily, by the Grantee.

4.
RESTRICTION PERIOD.  The restrictions set forth in Section 3 above shall lapse upon the earliest to occur of: (i) the third (3rd) anniversary of the Date of Grant; (ii) the Grantee’s death or Disability; or (iii) the occurrence of a Change of Control.  Notwithstanding the occurrence of any of the events set forth in Section 4(i), (ii) or (iii), the restrictions set forth in Section 3 shall not lapse prior to the date on which the Restricted Shares (or applicable portion thereof, if different) may become transferable without violating the prohibition set forth in the second paragraph of the definition of “long-term restricted stock” in §30.1 of the TARP Rules.  For purposes of this Agreement, “Disability” shall be determined by the Board of Directors, which determination shall be final and binding on the parties hereto.

5.
FORFEITURE.  The Restricted Shares shall be forfeited to the Company upon the Grantee’s termination of employment with the Company and its subsidiaries prior to the date the restrictions lapse as provided in Section 4 above, unless the Board of Directors, in its sole discretion, determines otherwise.

6.
SHARES WITHHELD FOR TAXES PRIOR TO SETTLEMENT.  Provided that Grantee has not made an Internal Revenue Code Section 83(b) election for the Restricted Shares, in the event that the Restricted Shares become substantially vested as defined in 26 CFR 1.83-3(b) prior to the time that the Restricted Shares are released from transfer restriction pursuant to Section 4, a portion of the Restricted Shares sufficient in amount to satisfy the minimum amount of Federal, state and local taxes then required to be withheld in connection therewith shall become transferable to the Company and shall be retained by the Company for such purpose in accordance with Section 11; provided, however, that in no event shall the amount so retained by the Company for withholding taxes exceed the total amount that may then be made transferable in compliance with the TARP Rules to the extent applicable at that time.

CITIZENS & NORTHERN CORPORATION – FORM 10-Q

7.
ADJUSTMENT OF SHARES.  Notwithstanding anything contained herein to the contrary, in the event of any change in the outstanding Company Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, share split, reverse share split, share distribution or combination of shares or the payment of a share dividend, the Restricted Shares shall be treated in the same manner in any such transaction as other Company Stock.  Any Company Stock or other securities received by the Grantee with respect to the Restricted Shares in any such transaction shall be subject to the restrictions and conditions set forth herein.

8.
RIGHTS AS STOCKHOLDER.  The Grantee shall be entitled to all of the rights of a stockholder with respect to the Restricted Shares including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares since the Date of Grant.

9.
ESCROW OF SHARE CERTIFICATES.  Certificates for the Restricted Shares shall be issued in the Grantee’s name and shall be held in escrow by the Company until all restrictions lapse or such shares are forfeited as provided herein; provided, however, that the terms of such escrow shall make allowance for the transactions contemplated by Section 7 above.  A certificate or certificates representing the Restricted Shares as to which restrictions have lapsed shall be delivered to the Grantee upon such lapse.

10.
GOVERNMENT REGULATIONS.  Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the Restricted Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

11.
WITHHOLDING TAXES.  The Company shall have the right to require the Grantee to remit to the Company, or to withhold from other amounts payable to the Grantee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements.

12.
NO FRACTIONAL SHARES.  No fractional shares of Company Stock shall be issued or delivered pursuant to this Agreement.  The Board of Directors shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

13.
DEFINITION OF CHANGE OF CONTROL.  As used herein, a “Change of Control” shall mean any of the following: (i) the occurrence of, or execution of an agreement providing for a merger, consolidation, division or other fundamental transaction involving the Company, a sale, exchange, transfer or other disposition of substantially all of the assets of the Company, or a purchase by the Company of substantially all of the assets of another entity, unless (a) such merger, consolidation, division, sale, exchange, transfer, purchase, disposition or other transaction is approved in advance by eighty percent (80%) or more of the members of the Board of Directors of the Company who are not interested in the transaction and (b) a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction and a majority of the members of the Board of Directors of such entity’s parent corporation, if any, are former members of the Board of Directors of the Company; or (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Act”))., other than the Company or any “person” who on the date hereof is a director or officer of the Company is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing twenty (20%) percent or more of the combined voting power of the Company’s then outstanding securities; or (iii) individuals who at the Grant Date constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the Grant Date; or (iv) any other change in control of the Company similar in effect to any of the foregoing.

14.
GOVERNING LAW.  Questions pertaining to construction, validity and effect of the provisions of this Agreement and the rights of all persons hereunder and thereunder shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws principles thereof.

15.	SUCCESSORS AND ASSIGNS. This Agreement shall be binding on the Company’s successors and assigns.

CITIZENS & NORTHERN CORPORATION – FORM 10-Q

16.
COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 409A.  It is the intention of the parties that the Restricted Stock Grant and this Agreement comply with the provisions of Section 409A to the extent, if any, that such provisions are applicable to this Agreement, and this Agreement will be administered by the Company in a manner consistent with this intent.

If any payments or benefits hereunder may be deemed to constitute non-conforming deferred compensation subject to taxation under the provisions of Section 409A, Grantee agrees that the Company may, without the consent of Grantee, modify this Agreement and the Restricted Stock Grant to the extent and in the manner the Company deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that the Company deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be taxable thereunder.

17.
COMPLIANCE WITH TARP RULES.  It is the intention of the parties that the Restricted Stock Grant and this Agreement comply with the provisions of the TARP Rules to the extent that such provisions are applicable at the relevant time for purposes of the Restricted Stock Grant and this Agreement, and that the Restricted Stock Grant comply with the requirements for a long-term restricted stock award imposed by the TARP Rules, including §30.10(e)(1) thereof.  This Agreement will be administered by the Company in a manner consistent with this intent.

Grantee agrees that the Company may, without the consent of Grantee, modify this Agreement and the Restricted Stock Grant to the extent and in the manner the Company deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that the Company deems appropriate in order to provide payments or benefits hereunder in a manner that complies with the provisions of the TARP Rules, including but not limited to reducing the Restricted Stock Grant amount and the number of Restricted Shares issued pursuant to the Restricted Stock Grant if appropriate to comply with the requirements for a permitted long-term restricted stock award imposed by §30.10(e)(1) of the TARP Rules.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Restricted Stock Agreement, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

ATTEST:	CITIZENS & NORTHERN CORPORATION

/s/ Jessica R. Brown	/s/ Mark A. Hughes
Secretary	Title:	Treasurer

(SEAL)

Acknowledged by:

/s/ Charles H. Updegraff, Jr.
Grantee